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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 29, 2000

                        COMMISSION FILE NUMBER: 333-57209

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                        OUTSOURCING SERVICES GROUP, INC.

             (Exact name of registrant as specified in its charter)

                   DELAWARE                             33-0597491
         (State or other jurisdiction                (I.R.S. Employer
       of incorporation or organization)           Identification No.)
         650 FIFTH AVENUE, 14TH FLOOR                     10022
                 NEW YORK, NY                           (Zip Code)
   (Address of principal executive offices)


Registrant's telephone number, including area code: (212) 957-6368


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT - NONE.
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS:

         On February 29, 2000, pursuant to a stock purchase agreement dated February 29th, 2000, Outsourcing Services Group, Inc. (the "Company") acquired all of the issued and outstanding stock of Precision Packaging and Services, Inc., an Ohio Corporation ("Precision"), and the related real estate from the Susan L. Purkrabek Small Business Trust, an electing small business trust, the David G. Knust Small Business Trust, an electing small business trust and K.P. Properties, an Ohio general partnership controlled by Ms. Purkrabek and Mr. Knust (the "Sellers") for approximately $42.1 million. Precision is a contract Manufacturer of consumer products (i.e. high speed liquid filling, cartoning, shrink wrapping, packaging) for some of the largest U.S. consumer products companies. The Company plans for Precision to continue in this line of business. The Company drew against its existing revolving credit facility to pay Sellers.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP - NONE.
ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT - NONE.
ITEM 5.  OTHER EVENTS - NONE.
ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS - NONE.
ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:

         (a) The financial statements and pro forma financial information required by this item are not included in this initial report on Form 8-K. They will be filed by amendment on or prior to May 12, 2000.

         (b)      Exhibits

                  (1) Stock purchase agreement, dated February 29, 2000, among the Sellers and the Company.

ITEM 8.  CHANGE IN FISCAL YEAR - NONE.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

                              OUTSOURCING SERVICES GROUP, INC.


Dated:   March __, 2000       -------------------------------------------------
                              Perry Morgan
                              Chief Financial Officer, Vice President
                              And Secretary (Principal Financial and Accounting
                              Officer)


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